EXHIBIT 10.1

SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (the “Agreement”) dated this 22nd day of July, 2017 (the “Effective Date”) is between Paragon Movement Pte Ltd., a limited liability company organized under the laws of the Republic of Singapore, with its principal place of business at 22 North Canal Road, #02-00, Singapore 048834, herein referred to as “Customer” and Paragon Coin, Inc., a Delaware corporation, with its registered address at 300 Delaware Avenue, Suite 210-A, Wilmington, DE 19801, herein referred to as “Software Developer.

WITNESSETH:

WHEREAS, Customer desires to engage Software Developer to develop certain unique and proprietary software in blockchain technology associated with Paragon cryptographic tokens (PRG) and Paragon business (the “Software”) as to be agreed on the specifications between the parties under this Agreement;

WHEREAS, Software Developer is willing and able to accept such engagement on nonexclusive basis and develop the Software in accordance with the terms and conditions recited herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, each intending to be legally bound hereby, do promise and agree as follows:

1. RETENTION OF SOFTWARE DEVELOPER

A. Customer hereby retains the services of Software Developer to develop the Software in accordance with the terms of this Agreement.

B. Software Developer is an independent contractor and not an employee of Customer. Unless otherwise expressly agreed to in writing, Software Developer shall not be entitled to or eligible for any benefits or programs otherwise given by Customer to its employees.

C. Software Developer may engage subcontractors as needed. No prior consent of the Customer is required.

2. TERM OF THE AGREEMENT

A. This Agreement and the provisions hereof, except as otherwise provided, shall be in full force and effect until December 31, 2018 (the “Term”) unless sooner terminated in accordance with paragraph 10, below.

B. Customer shall have the option of renewing this Agreement for an additional twelve-month period (the “Extended Term”) on the same terms and conditions as provided for herein by providing Software Developer written notice of its intention to renew this Agreement at least thirty (30) days prior to the expiration of the Term.

3. RESPONSIBILITIES OF SOFTWARE DEVELOPER

A. Software Developer agrees to develop and deliver the Software to Customer.

B. Software Developer and Customer shall have meetings relating to the status of the Software development.

1

4. COMPENSATION

A. The Customer will provide compensation to the Software Developer on a cost-plus basis where the Software Developer is reimbursed for all its cost (direct and overhead) and expenses associated with Software development (the “Cost”) and in addition the Customer pays the Software Developer the amount equal to markup percentage of 5% (five percent) of the total Cost incurred by the Software Developer as its profit (the “Profit”).

B. Cost and Profit are payable to the Software Developer on a regular basis upon Software Developer’s invoices with the accounting of all mutual transactions at the end of 2018 calendar year.

C. Customer agrees to give the Software Developer a 1-year term promissory note with 4% (four percent) simple annual interest on any unpaid debt.

D. Payments under this Agreement can be made in fiat currency in cash or by wire transfer, or in the following cryptocurrencies BTC, ETH, LTC, and IOTA valued in USD at the conversion rate of Coinbase at the time of payment.

5. OWNERSHIP RIGHTS

A. It is understood and agreed that the Software is being developed by Software Developer for the sole and exclusive use of Customer and that Customer shall be deemed the sole and exclusive owner of all right, title, and interest therein, including all copyright and proprietary rights relating thereto. All work performed by Software Developer on Software and any supporting materials and documentation therefore shall be considered as “Works Made for Hire” (as such are defined under the U.S. Copyright Laws) and, as such, shall be owned by and for the benefit of Customer.

B. Customer has the right to use or not use the Software and to use, reproduce, re-use, alter, modify, edit, or change the Software as it sees fit and for any purpose.

C. In the event that it should be determined that any of such Software or supporting documentation does not qualify as a “Work Made for Hire,” Software Developer will and hereby does assign to Customer for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all right, title, and interest that it may possess in such Software and the underlying materials and documentation including, but not limited to, all copyright and proprietary rights relating thereto. Upon request, Software Developer will take such steps as are reasonably necessary to enable Customer to record such assignment at its own cost and expense.

D. Software Developer will sign, upon request, any documents needed to confirm that the Software or any portion thereof is a Work Made for Hire and to effectuate the assignment of its rights to Customer.

E. Software Developer will assist Customer and its agents, upon request, in preparing U.S. and foreign copyright, trademark, and/or patent applications covering Software. Software Developer will sign any such applications, upon request, and deliver them to Customer. Customer will bear all expenses that it causes to be incurred in connection with such copyright, trademark, and/or patent protection.

2

6. REPRESENTATIONS AND WARRANTIES

A. Software Developer represents and warrants that the Software is unique and original, is clear of any claims or encumbrances, and does not infringe upon the rights of any third parties.

B. Software Developer warrants that it is authorized to enter into this agreement and that its performance thereof will not conflict with any other agreement.

C. Software Developer warrants that for a period of twelve (12) months following the Acceptance Date (the “Warranty Period”), Software will perform in accordance with the detailed design Specifications provided for in Schedule A. In the event that Software does not perform in accordance with such Specifications during such Warranty Period, Software Developer shall, at its expense and in an expeditious fashion, make all necessary changes and modifications to Software to correct such failure to perform.

D. Software Developer agrees that, for a period of three (3) years following the conclusion of Warranty Period, it will maintain Software to the standards set forth herein, for a fee to be mutually agreed on between the parties on or before the Acceptance Date. Maintenance shall include debugging all errors in Software brought to the attention of Software Developer, if such errors can be fixed.

E. THE EXPRESS WARRANTIES SET FORTH IN THIS PARAGRAPH ARE THE ONLY WARRANTIES MADE, AND THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. CONFIDENTIALITY AND SECURITY

A. Confidential Information. “Confidential Information” means any confidential technical data, trade secret, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as “Confidential” or ’’Proprietary”.

B. Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement; (ii) is or become publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party; (iii) is rightfully received from a third party without restriction on disclosure; (iv) is independently developed by the receiving party or any of its subsidiary; (v) is furnished to any third party by the disclosing party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing party; (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

C. Nondisclosure. Software Developer agrees that it will not disclose any Confidential Information to any third party and will not use the Customer’s Confidential Information for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of five (5) years thereafter, without the prior written consent of the Customer. Software Developer further agrees that Confidential Information shall remain the sole property of the Customer and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the Customer to Software Developer with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. Moreover, Software Developer understands the sensitive nature of Confidential Information and the underlying project. Accordingly, it hereby agrees that no employee of Software Developer shall work on Customer’s software development project until Customer has approved such employee.

3

D. Return of Confidential Information. Upon the request of the Customer, Software Developer will promptly return all Confidential information furnished hereunder and all copies thereof.

E. Remedy for Breach of Confidentiality. If Software Developer breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential information hereunder, the Customer shall be entitled to equitable relief to protect its interest therein, including but not limited to, injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

8. INDEMNITY

Software Developer hereby agrees to defend, indemnify, and hold Customer, its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Customer based on any breach by Software Developer of its representations and warranties under this Agreement, and for any claims made by any third party alleging that Software infringes its intellectual property rights.

9. INFRINGEMENTS

A. Customer shall have the right, in its sole discretion, to prosecute lawsuits against third persons for infringement of its rights in Software. Any lawsuit shall be prosecuted solely at Customer’s expense and all sums recovered shall be retained by Customer.

B. Software Developer agrees to fully cooperate with Customer in the prosecution of any such suit and Customer shall reimburse Software Developer for any previously approved expenses that it might incur as a result of such cooperation.

10. TERMINATION

A. Customer shall have the right to terminate this Agreement immediately in the event that Software Developer fails to meet any of the dates provided for in the attached Schedule A.

B. Either party may terminate this Agreement on [number] days’ written notice to the other party in the event of a breach of any material provision of this Agreement by the other party, provided that, during the [number]-day period, the breaching party fails to cure such breach or, should the breach not be curable within said [number]-day period, the breaching party has not initiated steps to cure such breach.

C. In the event that this Agreement is terminated as a result of a breach of this Agreement by Software Developer, Customer shall have the right, in addition to any other claims that it might otherwise have against Software Developer, to complete Software either by itself or through the services of a third-party programmer and to charge back to Software Developer any costs incurred.

11. FORCE MAJEURE

Neither party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party’s reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

4

12. NOTICE AND PAYMENT

A. Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified, registered or Express mail, return receipt requested or by electronic mail with receipt confirmation.

B. Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

13. JURISDICTION/DISPUTES

This Agreement shall be governed in accordance with the laws of the State of Delaware. All disputes under this Agreement shall be resolved by litigation in the courts of the State of Delaware including the federal courts therein and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

14. AGREEMENT BINDING ON SUCCESSORS

The provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, successors and assigns. This Agreement is freely assignable by either party hereto.

15. SEVERABILITY

If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

18. INTEGRATION

This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may conflict with this Agreement.

[Signature page follows]

5

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

CUSTOMER: Paragon Movement Pte Ltd.

SOFTWARE DEVELOPER: Paragon Coin, Inc.

Egor Lavrov, CCO

6